UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2016

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 17, 2016, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) awarded performance-based restricted stock units (the “PRSUs”) under the Company’s 2004 Stock Incentive Plan to the following named executive officers for the number of shares at target performance set forth opposite their names:

Name	Shares at Target
Paul Oldham, Senior Vice President of Administration and Chief Financial Officer	35,000
Robert DeBakker, Senior Vice President of Worldwide Operations	20,000
Bing Fai Wong, Vice President of Customer Operations	18,000

The PRSUs vest based on the total shareholder return (“TSR”) of the Company’s common stock relative to that of the Russell 2000 index over a three year period commencing on the grant date. The PRSUs will be earned based on three annual measures of one year, two years and three years, with vesting to occur at the end of the third year. One-third of the shares would be earned based on each measure. 100% of the shares will be earned for each measurement period if the Company’s TSR is the same as that of the index. For performance less than the index, for each one percentage point lower TSR, three percent fewer shares will be earned, so that no shares will be earned if the Company’s TSR is 33.3 percentage points less than the index. For performance above the index, for each one percentage point higher TSR, two percent more shares will be earned, so that 200% of the shares will be earned if the Company’s TSR is 50 percentage points higher than the index. In the first measurement period the number of shares that may be earned is capped at 150% of target, in the second measurement period the number of shares that may be earned is capped at 200% of target, and in the third measurement period the number of shares that may be earned is capped at 200% of target plus a number of shares equal to the sum of (A) 200% of the target shares for the first measurement period less the number of shares that actually were earned and (B) 200% of the target shares for the second measurement period less the number of shares that actually were earned, so that the award is subject to an overall 200% cap. Overall payout is further capped at a number of shares with an aggregate value on the vesting date that is five times the result of (1) the number of shares subject to the award at target performance multiplied by (2) the closing price of the Company’s common stock on the date of grant.
TSR is based on an average of 20 trading days before the start of the performance period and before each measurement date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 23, 2016.

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary